    EXHIBIT 1.1

Underwriting Agreement

Caterpillar Financial Asset Trust 2008-A

Class A-1 3.005% Asset Backed Notes

Class A-2a 4.09% Asset Backed Notes

Class A-2b Floating Rate Asset Backed Notes

Class A-3 4.94% Asset Backed Notes

April 22, 2008

Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated,
as Representatives of the several Underwriters
named in Schedule I hereto
c/o  Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

1. Introductory. Caterpillar Financial Funding Corporation, a Nevada corporation (the "Depositor"), proposes to cause Caterpillar Financial Asset Trust 2008-A (the "Issuing Entity") to issue $182,000,000 aggregate principal amount of Class A-1 3.005% Asset Backed Notes (the "Class A-1 Notes"), $105,000,000 aggregate principal amount of Class A-2a 4.09% Asset Backed Notes (the "Class A-2a Notes"), $122,000,000 aggregate principal amount of Class A-2b Floating Rate Asset Backed Notes (the “Class A-2b Notes”) and $199,671,000 aggregate principal amount of Class A-3 4.94% Asset Backed Notes (the "Class A-3 Notes," and together with the Class A-1 Notes, the Class A-2a Notes and the Class A-2b Notes, the "Notes") and to sell the Notes to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The assets of the Issuing Entity will include, among other things, a pool of fixed-rate retail installment sale contracts and finance leases (the "Receivables") secured by new and used machinery manufactured primarily by Caterpillar Inc. ("Caterpillar"), including rights to receive certain payments with respect to such Receivables, and security interests in the machinery financed by the Receivables (the "Financed Equipment"), and the proceeds thereof. The Receivables will be transferred to the Issuing Entity by the Depositor. The Receivables will be serviced for the Issuing Entity by Caterpillar Financial Services Corporation, a Delaware corporation (the "Servicer" or "CFSC"). The Notes will be issued pursuant to the Indenture to be dated as of April 1, 2008 (as amended and supplemented from time to time, the "Indenture"), between the Issuing Entity and U.S. Bank National Association, a national banking association (the "Indenture Trustee").

Simultaneously with the issuance and sale of the Notes as contemplated herein, the Issuing Entity will issue $33,387,349 aggregate principal amount of Asset Backed Certificates (the "Certificates"), each such Certificate representing a fractional undivided interest in the Issuing Entity.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Sale and Servicing Agreement to be dated as of April 1, 2008 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Issuing Entity, the Depositor and the Servicer or, if not defined therein, in the Indenture or the Trust Agreement to be dated as of April 29, 2008 (as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor and BNYM (Delaware), a Delaware banking corporation, and an affiliate of The Bank of New York, a New York banking corporation, as owner trustee under the Trust Agreement (the "Owner Trustee").

2. Representations and Warranties of the Depositor and CFSC. Each of the Depositor and CFSC, with respect to itself only (except that any representation or warranty relating to the Issuing Entity is made by the Depositor on its behalf), and not with respect to the other, represents and warrants to and agrees with each Underwriter that:

(a) The Depositor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-145491) on such Form S-3, including a prospectus and a form of prospectus supplement, for registration under the Act of the offering and sale of the Notes. Such registration statement has been declared effective by the Commission.  Such registration statement, as amended as of the time it became effective (including without limitation each deemed effective date and time in accordance with Rule 430B(f) under the Act (the “Effective Time”)), including all material incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430B under the Act is hereinafter referred to as the “Registration Statement.”  The Depositor has filed with the Commission pursuant to Rule 424(b) under the Act a preliminary prospectus supplement dated April 22, 2008 relating to the sale of the Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Preliminary Prospectus Supplement”) accompanied by the base prospectus dated April 22, 2008 (the “Basic Prospectus”; together with the Preliminary Prospectus Supplement, the “Preliminary Prospectus”).  The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement relating to the sale of the Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Prospectus Supplement”) to the Basic Prospectus (together with the Prospectus Supplement, the “Prospectus”).

For purposes of this Agreement, "Effective Date" means the date of the Effective Time. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. The term "Contract of Sale" shall have the meaning given such term in Rule 159 of the Act and all Commission guidance relating to Rule 159 of the Act. "Rule 424" refers to such rule under the Act.  Any reference herein to the Registration Statement, the Prospectus, the Preliminary Prospectus or any Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, the Preliminary Prospectus or any Prospectus Supplement, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, the Preliminary Prospectus or any Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, the Preliminary Prospectus Supplement or any Prospectus Supplement, as the case may be, and on or prior to the Closing Date (as defined below) deemed to be incorporated therein by reference.  The Depositor has included in the Registration Statement, as amended at the Effective Time, all information required by the Act and the rules thereunder to be included in the Prospectus with respect to the Notes and the offering thereof.

(b) The Registration Statement, at the Effective Time, and the Preliminary Prospectus, when filed with the Commission, complied in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations") and of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").   The Prospectus when first filed with the Commission will comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act, the Rules and Regulations and the rules and regulations of ERISA.   The Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Preliminary Prospectus, together with the “free writing prospectus” in the form attached as Annex A (the “Bond Size Free Writing Prospectus”), at 4:00 p.m., New York time, on April 22, 2008, which is the time when Contracts of Sale with respect to the Notes were first made (the “Time of Sale”), did not include any untrue statement of a material fact or omit (except pricing information to be included in the Prospectus Supplement) to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus as of its date, as of the date of any amendment or supplement thereto and as of the Closing Date will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation or warranty as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Depositor by any Underwriter through the Representatives specifically for use in connection with preparation of the Registration Statement, the Preliminary Prospectus or the Prospectus.

(c) Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Depositor or CFSC, and (ii) neither the Depositor nor CFSC has entered into any transaction or agreement (whether or not in the ordinary course of business) material to it that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, other than as set forth or contemplated in the Preliminary Prospectus and the Prospectus.

(d) The computer tape of the Receivables created as of April 1, 2008, and made available to the Representatives by the Servicer, was complete and accurate as of the date thereof and includes a description of the Receivables that are described in Schedule A to the Sale and Servicing Agreement.

(e) Each of the Depositor and CFSC is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is qualified to transact business in and is in good standing under the laws of each state in which its activities require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted.

(f) This Agreement has been duly authorized, executed and delivered by each of the Depositor and CFSC.

(g) On the date of this Agreement and on the Closing Date, the representations and warranties of CFSC and the Depositor in each of the Basic Documents to which they are a party will be true and correct, except for representations and warranties which relate to a specific time, which shall be true and correct as of such time.

(h) CFSC's sale, transfer, assignment, set over and conveyance of the Receivables to the Depositor as of the Closing Date will vest in the Depositor all of CFSC's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(i) The Depositor's sale, transfer, assignment, set over and conveyance of the Receivables to the Issuing Entity as of the Closing Date will vest in the Issuing Entity all of the Depositor's right, title and interest therein or a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(j) The Issuing Entity's grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(k) When the Notes have been duly executed and delivered by the Owner Trustee on behalf of the Issuing Entity, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued, will constitute legal, valid and binding obligations of the Issuing Entity enforceable against the Issuing Entity in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(l) Each of CFSC and the Depositor has the power and authority to execute and deliver this Agreement and to carry out the terms of this Agreement.

(m) The execution, delivery and performance of this Agreement and the consummation by each of CFSC and the Depositor of the transactions contemplated hereby shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of such party, or any indenture, agreement or other instrument to which such party is a party or by which it is bound, or violate any law, order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such party or any of its properties; and, except for the registration of the Notes under the Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters, no permit, consent, approval of, or declaration to or filing with, any governmental authority is required to be obtained by such party in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby.

(n) There are no proceedings or investigations pending or, to CFSC's or the Depositor's knowledge, no proceeding or investigations threatened, against such party before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such party or its properties (i) asserting the invalidity of this Agreement or any of the Notes, (ii) seeking to prevent the issuance of any of the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by such party of its obligations under, or the validity or enforceability of, the Notes or this Agreement, or (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

(o) There are no contracts or other documents which are required to be described in the Preliminary Prospectus or the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations and which have not been so described or filed.

(p) The Depositor (i) is not in violation of its certificate of incorporation or by-laws, (ii) is not in default, in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the Depositor's due performance or observance of any term, covenant or condition contained in any indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the Depositor's property or assets is subject or (iii) is not in violation in any respect of any law, order, rule or regulation applicable to the Depositor or any of the Depositor's property of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its property, except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Depositor.

(q) The Basic Documents conform in all material respects with the descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(r) Neither the Issuing Entity nor the Depositor is an "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended.

(s) Other than the Preliminary Prospectus and the Prospectus, neither the Depositor nor the Servicer (including their respective agents and representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes.

(t) On the date on which the first bona fide offer of the Notes was made, the Depositor was not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

3. Purchase, Sale, and Delivery of the Notes.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, (a) at a purchase price of 99.860000% of the principal amount thereof, the respective principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (b) at a purchase price of 99.814316% of the principal amount thereof, the respective principal amount of the Class A-2a Notes set forth opposite the name of such Underwriter in Schedule I hereto, (c) at a purchase price of 99.820000% of the principal amount thereof, the respective principal amount of the Class A-2b Notes set forth opposite the name of such Underwriter in Schedule I hereto and (d) at a purchase price of 99.778113% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto.  Delivery of and payment for the Notes shall be made at the office of Orrick, Herrington & Sutcliffe LLP, 405 Howard Street, San Francisco, California  94105 on April 29, 2008 (the "Closing Date").  Delivery of the Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Notes to be so delivered will be initially represented by one or more Notes registered in the name of "Cede & Co.," the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances set forth in the Indenture.

4. Offering by Underwriters.  It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Preliminary Prospectus and the Prospectus.

5. Covenants of the Depositor.  The Depositor covenants and agrees with each of the Underwriters that:

(a) The Depositor will prepare a Prospectus Supplement setting forth the terms of the Notes not specified in the Preliminary Prospectus Supplement, including the price at which the Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Depositor deems appropriate and shall furnish a copy to the Representatives in accordance with Section 5(b) of this Agreement. The Depositor will transmit the Prospectus to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(b).  The Depositor will advise the Representatives promptly of any such filing pursuant to Rule 424(b).  The Depositor will transmit the Bond Size Free Writing Prospectus and the “free writing prospectus” in the form attached as Annex B hereto (the “Pricing Free Writing Prospectus”) to the Commission pursuant to Rule 433(d) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 433(d).

(b) Prior to the termination of the offering of the Notes, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Depositor has furnished the Representatives with a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, if filing of a supplement to the Prospectus is otherwise required under Rule 424(b), the Depositor will file the supplement to the Prospectus properly completed with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.

(c) The Depositor will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplement without the Representatives' consent, which consent will not unreasonably be withheld. The Depositor will also advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and the Depositor will also advise the Representatives promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

(d) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including delivery as contemplated by Rule 172 under the Act), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective Rules and Regulations thereunder, the Depositor promptly will notify the Representatives and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the first sentence of paragraph (b) of this Section 5, an amendment or supplement that will correct such statement or omission, or effect such compliance. Any such filing shall not operate as a waiver or limitation on any right of any Underwriter hereunder.

(e) The Depositor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), the Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

(f) The Depositor will assist the Representatives in arranging for the qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States, or as necessary to qualify for Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as the Representatives designates and will continue to assist the Representatives in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor CFSC shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(g) For a period from the date of this Agreement until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Depositor will deliver to the Representatives the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Owner Trustee or the Indenture Trustee.

(h) So long as any of the Notes are outstanding, the Depositor will furnish to the Representatives (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor filed with any government or regulatory authority which is otherwise publicly available, as the Representatives may reasonably request.

(i) On or before the Closing Date, the Depositor shall cause the computer records of the Depositor and the Servicer relating to the Receivables to be marked to show the Issuing Entity's absolute ownership of the Receivables, and from and after the Closing Date neither the Depositor nor the Servicer shall take any action inconsistent with the Issuing Entity's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

(j) To the extent, if any, that the rating provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish such documents and take any such other actions.

(k) For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Underwriters, none of the Depositor, CFSC or any trust originated, directly or indirectly, by the Depositor or CFSC will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, receivables generated pursuant to fixed-rate retail installment sale contracts or finance leases and secured by equipment similar to the Financed Equipment.

(l) The Depositor and CFSC each will deliver to the Representatives, all opinions, certificates and other documents or information delivered by it to the Owner Trustee and the Indenture Trustee at the time such opinions, certificates and other documents or information are delivered to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement and the Purchase Agreement with respect to perfection and priority of CFSC's interest in the Receivables.

6. Payment of Expenses.  The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Notes to the Underwriters, (iii) the fees and disbursements of the Depositor's counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 5(f) of this Agreement, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the Preliminary Prospectus, of the Prospectus and of each amendment or supplement thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Notes, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority and (ix) the fees and expenses of Orrick, Herrington & Sutcliffe LLP in its role as counsel to the Issuing Entity incurred as a result of providing the opinions required by Sections 7(e) and (f) hereof.

7. Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor and CFSC herein, to the accuracy of the statements of officers of the Depositor and CFSC made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

(a) The Registration Statement shall be effective at the Execution Time, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or the Representatives, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

(b) Each of the Preliminary Prospectus and the Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  The Bond Size Free Writing Prospectus and the Pricing Free Writing Prospectus shall have been filed with the Commission in accordance with Rule 433(d) of the Rules and Regulations.

(c) On or prior to the date of this Agreement and on or prior to the Closing Date, the Representatives shall have received a letter or letters, dated as of the date of this Agreement and as of the Closing Date, respectively, of PricewaterhouseCoopers LLP, independent public accountants, substantially in the form of the drafts to which the Representatives have previously agreed and otherwise in form and substance satisfactory to the Representatives and their counsel.

(d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuing Entity, the Depositor or the Servicer which, in the judgment of the Underwriters, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or the over-the-counter market, or any setting of minimum prices for trading on such exchange, or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe; (iii) any suspension of trading of any securities of Caterpillar or CFSC on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the offering, sale of and payment for the Notes.

(e) The Representatives shall have received opinions of Davis G. Reese, Esq., Senior Corporate Attorney of CFSC, Orrick, Herrington & Sutcliffe LLP and Boult, Cummings, Conners & Berry PLC, counsel to CFSC, the Depositor and the Issuing Entity and such other counsel acceptable to the Underwriters addressed to the Representatives, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, substantially to the effect that:

(i) CFSC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement, the Administration Agreement, the Purchase Agreement and the Sale and Servicing Agreement and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables.

(ii) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with full corporate power and authority to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Administration Agreement and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables.

(iii) CFSC is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Depositor, the Owner Trustee or the Indenture Trustee.

(iv) The Depositor is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would have a material adverse effect on the Receivables as a whole.

(v) When the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered to the Depositor pursuant to the Sale and Servicing Agreement, the Certificates will be legally issued, fully paid and nonassessable obligations of the Issuing Entity and will be entitled to the benefits of the Trust Agreement.

(vi) When the Notes have been duly executed and delivered by the Owner Trustee on behalf of the Issuing Entity, authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued, will constitute legal, valid and binding obligations of the Issuing Entity enforceable against the Issuing Entity in accordance with their terms and will be entitled to the benefits and security afforded by the Indenture, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(vii) Each of the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Administration Agreement has been duly authorized, executed and delivered by the Depositor, and is a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(viii) This Agreement has been duly authorized, executed and delivered by each of the Depositor and CFSC.

(ix) Each of the Administration Agreement, the Purchase Agreement and the Sale and Servicing Agreement has been duly authorized, executed and delivered by CFSC and is a legal, valid and binding obligation of CFSC enforceable against CFSC in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(x) Neither the sale, transfer, assignment, set over and conveyance of the Receivables from CFSC to the Depositor, nor the sale, transfer, assignment, set over and conveyance of the Receivables from the Depositor to the Issuing Entity, nor the grant of a security interest in the Trust Estate by the Issuing Entity to the Indenture Trustee, nor the assignment by the Depositor of its right, title and interest in the Purchase Agreement to the Issuing Entity, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement by the Depositor, nor the execution of this Agreement, the Administration Agreement, the Purchase Agreement or the Sale and Servicing Agreement by CFSC, nor the consummation of any transactions contemplated in this Agreement, the Purchase Agreement, the Trust Agreement, the Indenture, the Interest Rate Swap Agreement, the Administration Agreement or the Sale and Servicing Agreement (such agreements, excluding this Agreement, being for purposes of this clause (x) and elsewhere herein, as applicable, collectively, the "Basic Documents"), nor the fulfillment of the terms thereof by CFSC, the Depositor or the Issuing Entity, as the case may be, will (1) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or bylaws of CFSC or the Depositor or, to the best of such counsel's knowledge after due inquiry, of any indenture or other agreement or instrument to which CFSC or the Depositor is a party or by which either of them is bound, or (2) result in a violation of or contravene the terms of any statute, order or regulation applicable to CFSC or the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

(xi) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge, threatened before any court, administrative agency, or other tribunal (1) asserting the invalidity of the Issuing Entity or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, or (3) that could reasonably be expected to materially and adversely affect the performance (A) by CFSC of its obligations under, or the validity or enforceability of, this Agreement, the Administration Agreement, the Purchase Agreement or the Sale and Servicing Agreement, (B) by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreement, the Trust Agreement or the Sale and Servicing Agreement, or (C) by the Servicer of its obligations under, or the validity or enforceability of, the Sale and Servicing Agreement.

(xii) To the best knowledge of such counsel, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which CFSC or the Depositor is a party or by which either of them is bound, which default is or would have a material adverse effect on the financial condition, earnings, business or properties of CFSC and its subsidiaries, taken as a whole.

(xiii) The Assignment (as defined in the Purchase Agreement) dated as of the Closing Date from CFSC to the Depositor has been duly authorized, executed and delivered by CFSC.

(xiv) Should CFSC become the debtor in a case under the Bankruptcy Code, if the matter were properly briefed and presented to a court, the court should hold that (1) the transfer of the Receivables by CFSC to the Depositor in the manner set forth in the Purchase Agreement would constitute an absolute sale of the Receivables, rather than a borrowing by CFSC secured by the Receivables, and thus (2) the Depositor's rights to the Receivables would not be impaired by the operation of Section 362(a) of the Bankruptcy Code.

(xv) Should CFSC become the debtor in a case under the Bankruptcy Code, and the Depositor would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, would not order, over the objection of the Certificateholders or the Noteholders, the substantive consolidation of the assets and liabilities of the Depositor with those of CFSC based on any legal theories currently subscribed to by federal courts exercising bankruptcy jurisdiction.

(xvi) Such counsel is familiar with the Servicer's standard operating procedures relating to the Servicer's acquisition of a perfected first priority security interest in the equipment financed by the Servicer pursuant to equipment installment sale contracts in the ordinary course of the Servicer's business. Assuming that the Servicer's standard procedures have been followed with respect to the perfection of security interests in the Financed Equipment (and such counsel has no reason to believe that such procedures have not been followed), the Servicer has acquired or will acquire a perfected first priority security interest in the Financed Equipment.

(xvii) The Purchase Agreement grants to the Depositor a valid security interest in CFSC's rights in the Receivables and the proceeds thereof. The Sale and Servicing Agreement grants to the Issuing Entity a valid security interest in the Depositor's rights in the Receivables and the proceeds thereof. The Indenture grants to the Indenture Trustee a valid security interest in the Issuing Entity's rights in the Receivables and the proceeds thereof.

(xviii) The Receivables are tangible chattel paper as defined in the Uniform Commercial Code (the "UCC").

(xix) Immediately prior to the transfer of the Receivables and the proceeds thereof to the Issuing Entity, the Depositor had a first priority perfected security interest in the Receivables and the proceeds thereof. Immediately prior to the transfer of the Receivables and the proceeds thereof to the Indenture Trustee, the Issuing Entity had a first priority perfected security interest in the Receivables and the proceeds thereof. The Indenture Trustee has a first priority perfected security interest in the Receivables and the proceeds thereof. The opinion covered by this paragraph (xix) shall be subject to customary UCC exceptions and qualifications.

(xx) The statements in each of the Preliminary Prospectus and the Prospectus under the headings "Risk Factors––The notes may suffer losses if other liens have priority over the lien of the indenture," "Risk Factors––Bankruptcy of Cat Financial or a dealer could result in delays in payment or losses on the notes" and "Certain Legal Aspects of the Receivables" to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

(xxi) The statements contained in each of the Preliminary Prospectus and the Prospectus and any supplement thereto under the headings "Description of the Notes," "Description of the Certificates" and "Description of the Transfer and Servicing Agreements," insofar as such statements constitute a summary of the Notes, the Certificates, the Indenture, the Interest Rate Swap Agreement, the Administration Agreement, the Sale and Servicing Agreement, the Purchase Agreement and the Trust Agreement, are a fair and accurate summary of the matters referred to therein.

(xxii) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except for such filings with respect to the transfer of the Receivables to the Depositor pursuant to the Purchase Agreement and the transfer of the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement and as may be required under state securities or Blue Sky laws of various jurisdictions.

(xxiii) All actions required to be taken and all filings required to be made under the Act prior to the sale of the Notes have been duly taken or made.

(xxiv) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Issuing Entity is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

(xxv) The Indenture has been duly qualified under the Trust Indenture Act.

(xxvi) The Depositor is not, and will not as a result of the offer and sale of the Notes as contemplated in the Preliminary Prospectus, the Prospectus and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

(xxvii) The Registration Statement is effective under the Act, any required filing of the Preliminary Prospectus and the Prospectus and any supplements thereto pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.

(xxviii)    Nothing has come to such counsel's attention that would lead such counsel to believe that the Preliminary Prospectus, together with the Bond Sizing Free Writing Prospectus, as of the Time of Sale contained any untrue statement of a material fact or omitted (except pricing information to be included in the Prospectus Supplement) to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein and the information under the caption “Description of the Notes—The Swap Counterparty,” as to which such counsel need not express any view).

(xxix)   Nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof and as of the Closing Date (other than the financial statements and other financial and statistical information contained therein and the information under the caption “Description of the Notes—The Swap Counterparty,” as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

(xxx) The Issuing Entity has been duly formed and is validly existing as a statutory trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Interest Rate Swap Agreement, the Administration Agreement, the Notes and the Certificates.

(xxxi) The Indenture, the Interest Rate Swap Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee on behalf of the Issuing Entity, will constitute the legal, valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(xxxii) The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Sale and Servicing Agreement, and had at all relevant times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables.

(xxxiii) The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Receivable unenforceable by the Depositor, the Owner Trustee or the Indenture Trustee.

(xxxiv) The Sale and Servicing Agreement has been duly authorized, executed and delivered by the Servicer, and is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(xxxv) Neither the execution and delivery of the Sale and Servicing Agreement by the Servicer, nor the consummation of any transactions contemplated in this Agreement or the Basic Documents, nor the fulfillment of the terms thereof by the Servicer will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the certificate of incorporation or bylaws of the Servicer or of any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

(xxxvi) To the best knowledge of such counsel, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Servicer is a party or by which it is bound, which default is or would have a material adverse effect on the financial condition, earnings, business or properties of the Servicer and its subsidiaries, taken as a whole.

Such counsel shall also opine as to such other matters as the Underwriters may reasonably request. The opinions set forth in clauses (xiv), (xv) and (xix) of this Section 7(e) shall be given by Orrick, Herrington & Sutcliffe LLP or such other outside counsel to CFSC, the Depositor and the Issuing Entity as may be acceptable to the Underwriters.

(f) The Representatives shall have received an opinion addressed to them of Orrick, Herrington & Sutcliffe LLP in its capacity as Special Tax Counsel for the Issuing Entity, dated the Closing Date, substantially to the effect that the statements in each of the Preliminary Prospectus and the Prospectus under the headings "Summary of the Notes and the Transaction Structure––Tax Status" (to the extent relating to Federal income tax consequences) and "Federal Income Tax Consequences" accurately describe the material Federal income tax consequences to holders of the Notes, the statements in each of the Preliminary Prospectus and the Prospectus under the heading "Legal Investment," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Class A-1 Notes under the Investment Company Act, and the statements in each of the Preliminary Prospectus and the Prospectus under the heading "ERISA Considerations," to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Notes under ERISA.

(g) The Representatives shall have received an opinion addressed to them of Boult, Cummings, Conners & Berry PLC, LLP in its capacity as Special Tennessee Tax Counsel for the Issuing Entity, dated the Closing Date, substantially to the effect that the statements in each of the Preliminary Prospectus and the Prospectus under the heading "Summary of the Notes and the Transaction Structure––Tax Status" (to the extent relating to Tennessee income tax consequences) and in each of the Preliminary Prospectus and the Prospectus under the heading "Certain State Tax Considerations" accurately describe the material income tax consequences in the State of Tennessee to holders of the Notes.

(h) The Representatives shall have received an opinion addressed to them of Lionel Sawyer & Collins in its capacity as Special Nevada Tax Counsel for the Issuing Entity, dated the Closing Date, substantially to the effect that the Issuing Entity would not be subject to taxation in Nevada.

(i) The Representatives shall have received an opinion addressed to them of Simpson Thacher & Bartlett LLP in its capacity as Special Counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representatives shall require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j) The Representatives shall have received an opinion addressed to them, the Depositor and the Servicer of Dorsey & Whitney LLP in its capacity as counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives.

(k) The Representatives shall have received an opinion addressed to them, the Depositor and the Servicer of Richards, Layton & Finger, counsel to the Owner Trustee, and such other counsel acceptable to the Representatives and their counsel, dated the Closing Date and satisfactory in form and substance to the Representatives and their counsel, when taken together, substantially to the effect that:

(i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware.

(ii) The Owner Trustee has full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Issuing Entity, under the Indenture, the Sale and Servicing Agreement, the Interest Rate Swap Agreement and the Administration Agreement.

(iii) The execution and delivery of the Trust Agreement and, on behalf of the Issuing Entity, of the Indenture, the Interest Rate Swap Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Certificates and the Notes and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Interest Rate Swap Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

(iv) The Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement constitute valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their terms under the laws of the State of New York and the State of Delaware and the Federal law of the United States of America.

(v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Issuing Entity, of the Indenture, the Interest Rate Swap Agreement, the Sale and Servicing Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States Federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

(vi) The Owner Trustee has duly executed, authenticated and delivered the Certificates, and has duly executed and delivered the Notes, issued on the Closing Date on behalf of the Issuing Entity.

(vii) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Issuing Entity, the Sale and Servicing Agreement, the Indenture, the Interest Rate Swap Agreement and the Administration Agreement and the performance by the Owner Trustee of its obligations thereunder, do not conflict with, result in a breach or violation of or constitute a default under, the articles of association or bylaws of the Owner Trustee.

(l) The Representatives shall have received an opinion addressed to them, the Depositor and the Servicer of counsel to the Swap Counterparty acceptable to the Representatives, dated the Closing Date, in form and substance satisfactory to the Representatives.

(m) The Representatives shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of each of the Depositor and CFSC, in its individual capacity and as Servicer, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Depositor, CFSC and/or the Servicer, as the case may be, contained in this Agreement, the Trust Agreement, Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct, that the Depositor, CFSC and/or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) no material adverse change in or affecting particularly the business or properties of the Issuing Entity, the Depositor, CFSC and/or the Servicer, as the case may be, has occurred.

(n) The Representatives shall have received evidence satisfactory to it of the filing of all UCC financing statements necessary to perfect the transfer of the interest of CFSC in the Receivables and the proceeds thereof to the Depositor, the transfer of the interest of the Depositor in the Receivables and the proceeds thereof to the Issuing Entity and the grant of the security interest by the Issuing Entity in the Receivables and the proceeds thereof to the Indenture Trustee.

(o) The Class A-1 Notes shall have been rated "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "P-1" by Moody's Investors Service, Inc. ("Moody's"), the Class A-2a Notes shall have been rated "AAA" by S&P and "Aaa" by Moody's, the Class A-2b Notes shall have been rated "AAA" by S&P and "Aaa" by Moody's and the Class A-3 Notes shall have been rated "AAA" by S&P and "Aaa" by Moody's, and in each case shall not have been placed on any creditwatch or review with a negative implication for downgrade.

(p) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued by the Depositor or any of its affiliates or by any trust established by the Depositor or any of its affiliates.

(q) On the Closing Date, $33,387,349 aggregate principal amount of the Certificates shall have been issued and purchased by the Depositor.

(r) The Depositor will provide or cause to be provided to the Representatives such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

8. Indemnification and Contribution.  (a)  The Depositor and CFSC will jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act against any losses, claims, damages, expenses or liabilities, joint or several, to which such Underwriter or person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Depositor or CFSC by any Underwriter through the Representatives specifically for use therein, or (ii) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Permitted Underwriter Communication (as defined herein) to the extent, but only to the extent, that any such losses, claims, damages, expenses or liabilities arise out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Information (as defined herein); and, in each case, will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, expense liability or action. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Depositor or CFSC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

(b) Each Underwriter will indemnify and hold harmless the Depositor and CFSC against any losses, claims, damages, expenses or liabilities to which the Depositor and CFSC may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor or CFSC by such Underwriter through the Representatives specifically for use therein or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Permitted Underwriter Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except to the extent any such losses, claims, damages, expenses or liabilities arise out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Information, and, in each case, will reimburse any legal or other expenses reasonably incurred by the Depositor or CFSC in connection with investigating or defending any such action or claim.

The indemnity agreement in this subsection (b) shall be in addition to any liability which each Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Depositor or CFSC within the meaning of the Act.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless the indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 12 hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability of any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Depositor and CFSC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor and CFSC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Depositor and CFSC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor and CFSC bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, as amended or supplemented, with respect to the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor and CFSC on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Depositor and CFSC and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The contribution agreement in this subsection (d) shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

9. Defaults of Underwriters. If any Underwriter or Underwriters default on their obligations to purchase the Notes hereunder on the Closing Date and the aggregate principal amount of the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representatives may make arrangements satisfactory to the Representatives and the Depositor for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If an Underwriter or Underwriters so default and the aggregate principal amount of the Notes with respect to such default or defaults exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Representatives and the Depositor for the purchase of such Notes by other persons are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Depositor, except as provided in Section 11 of this Agreement. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. No Bankruptcy Petition. Each Underwriter and CFSC each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Depositor or the Issuing Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or CFSC or any of their officers and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor or CFSC submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation or statement as to the results thereof made by or on behalf of any Underwriter or of the Depositor or CFSC or any of their respective representatives, officers or directors or any controlling person, and (iii) delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 6 of this Agreement and the respective obligations of the Depositor and the Underwriters pursuant to Section 8 of this Agreement shall remain in effect.  If for any reason the purchase of the Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv) or (v) of Section 7(d) of this Agreement), the Depositor will reimburse any Underwriter, upon demand, for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes. Nothing contained in this Section 11 shall limit the recourse of the Depositor against the Underwriters.

12. Notices. All communications hereunder will be in writing and if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Barclays Capital Inc., 200 Park Avenue, New York, New York, 10166, Attention: Asset Securitization Group, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, North Tower, 10th Floor, New York, New York, 10080, Attention: Global Asset Based Finance; if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at Caterpillar Financial Funding Corporation, 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119, Attention: Secretary; if sent to CFSC, will be mailed, delivered or telegraphed, and confirmed to it at Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, Tennessee 37203-0001, Attention: Secretary.  Any such notice will take effect at the time of receipt.

13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 of this Agreement, and no other person will have any right or obligations hereunder. No purchaser of Notes from any Underwriter shall be deemed to be a successor of such Underwriter merely because of such purchase.

14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all of the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

17. Representations, Warrants and Covenants of the Underwriters.  (a) Each of the Underwriters hereby represents and warrants to, and agrees with, the Depositor and CFSC that such Underwriter (i) shall not take any order for any Notes from or enter into any Contract of Sale with any Person until after the Preliminary Prospectus (or if available at the time of sale, the Prospectus) has been conveyed to such Person and (ii) shall keep sufficient records to document its conveyance of the Preliminary Prospectus (or if available at the time of sale, the Prospectus) to each potential investor prior to the related Contract of Sale and shall maintain such records as required by the Act.

(b) Each of the Underwriters severally, and not jointly, covenants and agrees with the Depositor that other than the Preliminary Prospectus and the Prospectus, without the Depositor's prior written approval, such Underwriter has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) relating to the offer and sale of the Notes that would constitute a "prospectus" or a "free writing prospectus," each as defined in the Act or the Rules and Regulations thereunder, including, but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more "written communications" (as defined in Rule 405 under the Act) that include any legends required by Rule 134 or Rule 433 under the Act (as applicable) (A) containing no more than the following: (1) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Prospectus, including but not limited to, information relating to the class, size, rating, legal maturity date and/or the final price of the Notes, (2) the following additional information with respect to the Notes: weighted average life, expected final payment date and a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes or (3) information customarily included in confirmations of sales of securities and notices of allocations; or (B) in the form of an Intex CDI file that does not contain any Issuer Information other than Issuer Information included in the Preliminary Prospectus (each such written communication, a "Permitted Underwriter Communication"); and (ii) unless otherwise consented to by the Depositor, no such Permitted Underwriter Communication shall be conveyed in a manner reasonably designed to lead to its broad unrestricted dissemination such that, as a result of such conveyance, the Depositor or CFSC shall be required to make any filing of such Permitted Underwriter Communication pursuant to Rule 433(d) under the Act; if any such Permitted Underwriter Communication is required to be filed under the Act, the Underwriter who prepared such Permitted Underwriter Communication will prepare such filing and transmit it to the Depositor by a means reasonably calculated to allow the Depositor to make such filing in accordance with Rule 433(d). “Issuer Information” has the meaning specified in Section 433(h)(2) of the Rules and Regulations.

18. Arm’s Length Transaction.  The Depositor and CFSC acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor and CFSC with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, CFSC or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Depositor, CFSC or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor and CFSC shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Depositor or CFSC with respect thereto. Any review by the Underwriters of the Depositor, CFSC, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or CFSC.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor, CFSC and the several Underwriters in accordance with the terms of this Agreement.

Very truly yours,

CATERPILLAR FINANCIAL FUNDING CORPORATION

By:/s/ David A. Kacynski
     Name:  David A. Kacynski
     Title:    Treasure

CATERPILLAR FINANCIAL SERVICES CORPORATION

By: /s/ David A. Kacynski
                                                                              Name:  David A. Kacynski
      Title:    Treasure

The foregoing Underwriting
Agreement is hereby confirmed and
accepted as of the date first written above.

BARCLAYS CAPITAL INC.

By:_/s/ Jay Kim
     Name: Jay Kim
     Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By: /s/ Gregory Petrie
     Name: Gregory Petrie
     Title:  Director

on behalf of themselves and as Representatives
of the Underwriters

SCHEDULE I

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes	Principal Amount of Class A-2b Notes	Principal Amount of Class A-3 Notes
Barclays Capital Inc.	$63,700,000	$36,750,000	$42,700,000	$69,884,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$63,700,000	$36,750,000	$42,700,000	$69,883,000
ABN AMRO Incorporated	$13,650,000	$7,875,000	$9,150,000	$14,976,000
Banc of America Securities LLC	$13,650,000	$7,875,000	$9,150,000	$14,976,000
Citigroup Global Markets Inc.	$13,650,000	$7,875,000	$9,150,000	$14,976,000
J.P. Morgan Securities Inc.	$13,650,000	$7,875,000	$9,150,000	$14,976,000

Total	$182,000,000	$105,000,000	$122,000,000	$199,671,000

ANNEX A

Bond Size Free Writing Prospectus

At: 4/22 14:07:40

*NEW ISSUE* $608+MM CATERPILLAR FINANCIAL ASSET TRUST 2008-A

BOOKS/LEADS: BARCLAYS / ML
CO-MANAGERS: ABN, BOA, CITI, JPM

TIMING: PRICING THIS AFTERNOON/ALLOCATIONS IN 30 Mins (ish)

Cls	$Amt-mm	WAL	M/S&P	WINDOW	E.FINAL	L.FINAL	BENCH+TALK	STATUS
A-1	182.000	0.35	P-1/A-1+	8	12/26/08	04/27/09	IntL+4	SUBJ
A-2A	105.000	1.20	Aaa/AAA	14	01/25/10	12/27/10	EDSF+115	SUBJ
A-2B	122.000	1.20	Aaa/AAA	14	01/25/10	12/27/10	1mL+115	SUBJ
A-3	199.671	2.45	Aaa/AAA	17	05/25/11	04/25/14	IntS+175	SUBJ

DISTRIBUTION DATES: 25th of each month
FIRST PAYMENT DATE: May 27, 2008
EXPECTED SETTLE: April 29, 2008
All Classes ERISA Eligible

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling the toll-free number at 1-888-227-2275, requesting to be connected to Ext. 2663.

ANNEX B

Pricing Free Writing Prospectus

*NEW ISSUE* $608+MM CATERPILLAR FINANCIAL ASSET TRUST 2008-A

BOOKS/LEADS: BARCLAYS / ML
CO-MANAGERS: ABN, BOA, CITI, JPM

Cls	$Amt-mm	WAL	M/S&P	WINDOW	SPREAD	Yield	Coupon	Dollar
A-1	182.000	0.35	P-1/A-1+	8	IntL+4	3.0050	3.005	100
A-2A	105.000	1.20	Aaa/AAA	14	EDSF+115	4.130	4.09	99.994316
A-2B	122.000	1.20	Aaa/AAA	14	1mL+115			100
A-3	199.671	2.45	Aaa/AAA	17	IntS+175	4.9920	4.94	99.998113

DISTRIBUTION DATES: 25th of each month
FIRST PAYMENT DATE: May 27, 2008
SETTLE: April 29, 2008
All Classes ERISA Eligible

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling the toll-free number at 1-888-227-2275, requesting to be connected to Ext. 2663.